EXHIBIT 5.1

April 29, 2011	Gibson, Dunn & Crutcher LLP 200 Park Avenue New York, NY 10166-0193 Direct: 212.351.4000
Fax: 212.351.4034

Celanese Corporation
Celanese US Holdings LLC
1601 West LBJ Freeway
Dallas, Texas 75234

Re:	Celanese Corporation Celanese US Holdings LLC Registration Statement on Form S-3
Ladies and Gentlemen:
We have examined the Registration Statement on Form S-3 (the “Registration Statement”), of Celanese Corporation, a Delaware corporation (the “Parent”), Celanese US Holdings LLC (the “Company”) and certain direct and indirect wholly-owned subsidiaries of the Parent listed as co-registrants thereto (collectively with the Parent, the “Guarantors”), filed with the Securities and Exchange Commission (the “Commission”) on April 29, 2011 pursuant to the Securities Act of 1933, as amended (the “Securities Act”), with respect to the registration of the following securities (the “Securities”): (i) senior or subordinated debt securities of the Company (the “Debt Securities”); (ii) preferred stock of the Parent (the “Preference Stock”); (iii) Series A common stock of the Parent (the “Common Stock”) and (iv) guarantees by the Guarantors of the Debt Securities (the “Guarantees”).
We have examined the originals, or photostatic or certified copies, of such records of the Company and the Guarantors and certificates of officers of the Company and the Guarantors and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.
Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on statements of fact contained in the documents that we have examined, we are of the opinion that:
(1)	With respect to Debt Securities to be issued under one or more indentures (each, an “Indenture”), when (a) the Indenture and the applicable supplement thereto, if any, has been duly authorized and validly executed and delivered by the Company and the trustee thereunder and (b) the Debt Securities have been executed, issued, delivered and authenticated in accordance with the terms of the Indenture and the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided for

Celanese Corporation
Celanese US Holdings LLC
April 29, 2011

therein, the Debt Securities will constitute legal, valid and binding obligations of the Company.
(2)	With respect to the Preferred Stock, when (a) the applicable Certificate of Designation for the Preferred Stock to be issued has been duly filed with the Office of the Secretary of State of the State of Delaware and (b) the shares of Preferred Stock have been issued and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided for therein, the shares of Preferred Stock will be validly issued, fully paid and non-assessable.

(3)	With respect to the Common Stock, when the shares of Common Stock have been issued and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided for therein, such shares of Common Stock will be validly issued, fully paid and non-assessable.

(4)	With respect to the Guarantees, when the Debt Securities have been executed and delivered on behalf of the Company in the form contemplated by the Indenture and authenticated by the trustee thereunder, the Guarantees will be legal, valid and binding obligations of the Guarantors.
The opinions expressed above are subject to the following exceptions, qualifications, limitations and assumptions:
A.	We have assumed the completion of all corporate action required to be taken by the Company to duly authorize each proposed issuance of Securities.

B.	We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York, the State of Texas, the United States of America, the Delaware General Corporation Law and the Delaware Limited Liability Company Act. We are not engaged in practice in the State of Delaware; however, we are generally familiar with the Delaware General Corporation Law and the Delaware Limited Liability Company Act as currently in effect and have made such inquiries as we consider necessary to render the opinions contained herein. We have further assumed without independent investigation that the operating agreement of the each of the Guarantors that is a Delaware limited liability company constitutes a legal, valid and binding obligation of each party thereto, enforceable against it in accordance with its terms; to the extent our opinion is dependent on the interpretation of such agreement, it is based on the

Celanese Corporation
Celanese US Holdings LLC
April 29, 2011

plain meaning of the provisions thereof in light of the Delaware Limited Liability Company Act. This opinion is limited to the effect of the current state of the laws of the State of New York, the State of Texas, the United States of America and, to the limited extent set forth above, the State of Delaware and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretation thereof or such facts after such time as the Registration Statement is filed.
C.	The opinions set forth in paragraphs (1) and (2) are subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally, including the effect of statutory or other laws regarding fraudulent transfers, preferential transfers or distributions by companies to equity holders and (ii) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

D.	We express no opinion regarding (i) the effectiveness of any waiver (whether or not stated as such) of, or any consent thereunder relating to, any unknown future rights or the rights of any party thereto existing, or duties owing to it, as a matter of law; (ii) the effectiveness of any waiver (whether or not stated as such) of rights of any party, or duties owing to it, that is broadly or vaguely stated or does not describe the right or duty purportedly waived with reasonable specificity; (iii) the effectiveness of any waiver of stay, extension or usury laws; (iv) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws or due to the negligence or willful misconduct of the indemnified party; (v) any provision to the effect that every right or remedy is cumulative and may be exercised in addition to any other right or remedy or that the election of some particular remedy does not preclude recourse to one or more others or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy or (vi) the availability of damages or other remedies not specified in the Debt Securities, the Guarantees or the Indentures in respect of breach of any covenants (other than covenants relating to the payment of principal, interest, indemnities and expenses).
We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Validity of the Securities” in the Registration

Celanese Corporation
Celanese US Holdings LLC
April 29, 2011

Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.
Very truly yours,
/s/ Gibson, Dunn & Crutcher LLP